UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2021

Rennova Health, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on June 25, 2021 Rennova Health, Inc. (the “Company”) sold the shares of stock of its subsidiaries, Health Technology Solutions, Inc. (“HTS”) and Advanced Molecular Services, Inc. (“AMSG”) to VisualMED Clinical Solutions Corp. (“VisualMED”). HTS and AMSG held Rennova’s software and genetic testing interpretation divisions and were reflected as discontinued operations on the Company’s consolidated financial statements.

In consideration for the shares of HTS and AMSG and the elimination of inter-company debt between the Company and HTS and AMSG, VisualMED issued the Company 14,000 shares of its Series B Non-Voting Convertible Preferred Stock (the “Series B Preferred Stock”). The number of shares of Series B Preferred Stock will be subject to a post-closing adjustment. Each share of Series B Preferred Stock has a stated value of $1,000 and is convertible into that number of shares of VisualMED common stock equal to the product of the stated value divided by 90% of the average closing price of the VisualMED common stock during the 10 trading days immediately prior to the conversion date. Conversion of the Series B Preferred Stock, however, is subject to the limitation that no conversion can be made to the extent the Company’s beneficial interest (as defined pursuant to the terms of the Series B Preferred Stock) in the common stock of VisualMED would exceed 4.99%. The shares of Series B Preferred Stock may be redeemed by VisualMED upon payment of the stated value of the shares plus any accrued declared and unpaid dividends.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2021	RENNOVA HEALTH, INC.

	By:	/s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)

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